Exhibit 10.12

AGREEMENT N° 039-2015
FOR THE ACQUISITION OF MEDICAL DEVICES AND CLINICAL FURNITURES, MADE BETWEEN THE CORPORATION MEDIX LATINOAMERICANA S.A., AND THE MINISTRY OF THE PEOPLE´S POWER FOR HEALTH.
Between the Bolivarian Republic of Venezuela, by virtue of the authority of the MINISTRY OF THE PEOPLE´S POWER FOR HEALTH, hereby represented by citizen Minister of the People´s Power for Health, HENRY VENTURA MORENO, a citizen of Venezuela, of legal age, here domiciled, holder of the Identity Card Nº V-9.585.068, whose designation is evidenced in the Decree N° 1.656, dated March 16, 2015, published in the Official Gazette of the Bolivarian Republic of Venezuela Nº 40.621 of this same date, duly empowered for theses proceedings as per Numeral 16 of Article 78 of Decree 1.424 with Rank, Value and Strength of the Organic Law of the Public Administration, published in the Special Official Gazette of the Bolivarian Republic of Venezuela Nº 6.147, dated November 17, 2014, who hereinafter and for all legal purposes of this Agreement shall be named “THE MINISTRY”; on one hand, and on the other, the Corporation MEDIX INDUSTRIAL AND COMERCIAL SOCIEDAD ANÓNIMA (MEDIX I.C.S.A), with legal address in José Arias 293, Villa Lynch, San Martín in the city of Buenos Aires, capital of the Republic of Argentina, by means of Powers granted by written deed, dated May 31, 1972, before the Public Notary of this city Mr. Adolfo Schikler, in folio 926, of Registry Nº 56 under its care, registered in the National Court of First Instance of the Mercantile Registry on July 14, 1972, under Nº 2.948, folio 185, Book 77, Volume A, hereby represented by citizen OSVALDO MARIO ASO, citizen of Argentina, of legal age, holder of the Argentinian Passport Nº 11.770.882, in its character as proxy of the Corporation identified above, duly empowered to execute this as evidenced by the written deed Special Power of Attorney, submitted before the Association of Public Notaries in and for the city of Buenos Aires, Federal Capital of the Republic of Argentina on March 02, 2005, under Nº 050302072494/0 and Certified in the Republic of Argentina in the framework of the Convention of the Hague under Nº 41768, which for the resulting purposes and effects derived from this Agreement shall be named “THE CORPORATION”; and also jointly they shall be named “THE PARTIES”; pursuant to the provisions contained in the Integral

Exhibit 10.12

Agreement of Cooperation, subscribed by both Republics on April 06, 2004, and its Addenda, in attention to the need of continuing moving forward in the reduction of the maternal infant mortality in the country, that requires that the “Program of Obstetrics and Neonatal Attention of Project Life” shall have national reach, as well as to strengthen the hospital component in as much as obstetrics as neonatal attention; have agreed upon, within the framework of the Integral Agreement of Cooperation BETWEEN THE BOLIVARIAN REPUBLIC OF VENEZUELA AND THE REPUBLIC OF ARGENTINA and its Annexes and amendments, executed by the Minister of the People´s Power for Energy and Mines, in representation of the Bolivarian Republic of Venezuela and the Minister of Federal Planning, Public Investment and Services, Mr. Julio de Vido, in representation of the Republic of Argentina, on date April 06, 2004, to celebrate this agreement for the “ACQUISITION OF MEDICAL DEVICES, MEDICAL FURNITURE AND INSTRUMENTS REQUIRED BY THE OBSTETRICS AND NEONATAL SERVICES OF THE MATERNAL AND INFANT CARE HOSPITALS AND OF MAJOR COMPLEXITY OF THIS MINISTRY OF THE PEOPLE´S POWER FOR HEALTH AND THE EQUIPMENT REQUIRED FOR THE CREATION OF 88 PLACES OF INTENSIVE CARE AND 93 PLACES OF NEONATAL INTERMEDIATE CARE INCLUDING THE CONSUMABLES OF THESE DEVICES, AS WELL AS, THE PREVENTIVE AND CORRECTIVE MAINTENANCE OF THE DEVICE”, which shall be ruled by the following Clauses:
CLAUSE FIRST: DEFINITIONS: It shall refer to:
Preventive Maintenance: Set of tasks that are periodically performed geared to maintain the technical and operating features of the devices with the object of keeping in a proper state the conditions of operation and elevate their useful life, as per the recommendations of the manufacturer of the device, that ensure the reduction of the interventions of corrective measures and the optimum availability of the device.
Corrective Maintenance: Set of tasks geared to the diagnose of failures and to the technical recuperation or operability of the units degraded by their operation, within the values and tolerances warrantied by the manufacturer; represented by the repair and/or replacement of the components or damaged parts, regarding partial or total failures. Include the evaluation of the

Exhibit 10.12

device, the supply of parts or spare parts and the manpower for the repair of the components involved; as well as, the written report in the “Log” of the device, which shall be made up by all the Work Orders performed.
“Log”: It shall refer to the notebook, agenda or Book whereby the facts and/or events of the failures or inoperability showed by the device are reported and evidenced, thereby indicating thereto, the time and date of the execution of the tasks and the reporting technician.
Technological upgrade of the device: is the incorporation in a device of the assembly of parts, systems and/or software needed to attain a better operation and performance thereof or simply for the replacement of technologically obsolete systems or outdated with difficulties for their maintenance in time.
Warehouse: Is the physical space of “THE CORPORATION” where the items object of this Agreement shall be temporarily stored: devices, furniture, instruments, spare parts and consumables, which shall be under its responsibility and shall be kept, during the life of this Agreement, at the warehouse of Corporation Meditron, C.A., located in Calle 10 and Calle 11, Edificio Meditron, La Urbina, County of Sucre, State of Miranda, at the disposition of the auditors that “THE MINISTRY” may desire to perform.
Control systems of Services Calls and reports of the state of operability of the devices: Refer to a system via “web” that allows the control and follow up of the requests of technical assistance and notifications as well as, the permanent monitoring of the requirements of the devices object of this Agreement.
CLAUSE SECOND: OBJECT OF THE AGREEMENT:
“THE CORPORATION” shall deliver to “THE MINISTRY” with the objective to provide and render preventive and corrective maintenance, to the fifty two (52) hospitals that offer one hundred percent (100%) of high risk demand of obstetrics and neonatal of the Network of Hospitals of the Ministry of the People´s Power for Health, the following:

a)
Provide devices, medical furniture and surgical instruments in the amounts agreed upon, to the obstetrics and neonatal services of fifty two (52) hospitals that offer obstetrics and neonatal attention of high complexity in a period of eighteen (18) months in order to

Exhibit 10.12

modernize the current technology and shall perform the preventive and corrective maintenance for a period of three (3) years under the conditions detailed according to the offer that is an integral part of this agreement, and identified as Annexes A1 and A2.

b)
Provide the consumables and spare parts for a period of three (03) years, to the equipment above mentioned in letter a) in order to warranty its operability twenty four (24) hours of the day, in the amounts and under the conditions detailed in the offer that is an integral part of this Agreement, and identified above as Annex A3.

c)
Provide the devices and medical furniture in the amounts agreed upon, eighty eight (88) places of Intensive Care and ninety three (93) places of Neonatal Intermediate Care that shall be created in a lapse of eighteen (18) months, in eighteen (18) hospitals of thirteen (13) Federal Entities and shall perform the preventive and corrective maintenance for a period of three (3) years under the conditions detailed according to the offer that is an integral part of this Agreement, and identified as Annexes B1 and B2.

d)
Provide the consumables and spare parts for a period of three (03) years, to the equipment mentioned in letter c) to warranty its operability twenty four (24) hours of the day, in the amounts and under the conditions detailed according to the offer that is an integral part of this Agreement, and identified above as Annex B3.

e)
Shall perform Preventive and Corrective Maintenance to 4,676 devices acquired through the Convention (Project Life Phases I and II), for a period of three (03) years, under the conditions detailed according to the offer that is an integral part of this Agreement, and identified as Annex C, as well as, the provision and distribution of consumables and accessories for a period of three (03) years, intended to the equipment mentioned in order to warranty its operability twenty four (24) hours of the day, in the amounts and under the conditions detailed according to the offer that is an integral part of this Agreement, and identified as Annex D. This maintenance shall be performed only and exclusively by personnel of the “CORPORATION”.

The technical specifications are contained in the annexes above identified and enumerated as follow, which are an integral part of this Agreement:

Exhibit 10.12

ANNEXES	TOTAL US$	TOTAL BS.
Annex A1 and A2: Equipment: Medical Devices, Medical Furniture and surgical instruments required by the 52 Hospitals (Maternal and Infant Care and of Major Complexity) of the MPPS.	130,244,795.00	820,542,208.50
Annex A3: Consumables and spare parts for three (03) years: Required by 52 Hospitals, (Maternal and Infant Care and of Major Complexity) of the MPPS.	30,179.190,75	190.128.901,72
Annex B1 and B2: Equipment: Equipment required by for the creation of eighty-eight (88) places of Intensive Care and 93 of Neonatal Intermediate Care.	18,617,245.00	117,288,643.50
Annex B.3: Consumables and spare parts for three (03) years: Required for the Places of UTIN to be created	10,578,965.50	66,647,482.65
Annex C. Maintenance for three (03) years for 4,676 devices of the installed base of Phases I and II: Preventive and Corrective Maintenance of Medical Devices of the Obstetrics and Neonatal Services of the Maternal and Infant Care Hospitals and of Major Complexity of the MPPS.	30,514,425.00	192,240,877.50
Annex D: Consumables for three (03) years: Consumables required for three (03) years, for (52) Hospitals of the Installed Base Phases I and II.	12,374,054.50	77,956,543.35
	US$. 232,508,675.75	Bs. 1,464,804,657.22

PARAGRAPH FIRST: “THE CORPORATION”, shall warranty under its supervision and responsibility the training of the medical human resource, nursing and electro medicine designated by “THE MINISTRY” for the handling and conservation of the devices acquired through this Agreement.
CLAUSE THIRD: PRICE OF THE AGREEMENT
The total price convened for this Agreement totals the amount of TWO HUNDRED THIRTY TWO MILLION FIVE HUNDRED EIGHT THOUSAND SIX HUNDRED SEVENTY FIVE DOLLARS OF THE UNITED STATES OF AMERICA AND SEVENTY FIVE CENTS (US$ 232.508.675,75) that to the reference effects established in article 130º of the Law of the Central Bank of Venezuela is equivalent to the amount of ONE BILLION FOUR HUNDRED SIXTY FOUR MILLION EIGHT HUNDRED FOUR THOUSAND SIX HUNDRED FIFTY SEVEN BOLIVARS WITH TWENTY TWO CENTS (Bs. 1.464.804.657,22) estimated at the official exchange rate fixed by the Central Bank of Venezuela at 6.30 Bs./US$. To all effects and until

Exhibit 10.12

the termination of this Agreement, the legal tender that shall rule thereof shall be the Dollars of the United States of America.
The amount of this Agreement does not include: Valued Added Tax (IVA), Air/port Charges, Customs fees (Ad-valorem) and any other fees or taxes, as well as the expenses of warehousing in the Port or Airport, which shall be on behalf of “THE MINISTRY”. This amount includes the other expenses for the nationalization proceedings, the fee of the Customs Agent designated by “THE CORPORATION”, the transport from the Port or Airport to the warehouses of “THE CORPORATION”, the transport for the distribution to the Hospitals designated, the insurance for transport and warehousing in “THE CORPORATION”, as well as the other expenses of warehousing in “THE CORPORATION” and the distribution.
PARAGRAPH FIRST: The price of the Agreement shall be charged to the Trust Fund of the Trust subscribed between Petróleos de Venezuela S.A. (PDVSA) and the Banco de Desarrollo Económico y Social de Venezuela “BANDES”, dated July 24, 2004, and shall be paid to “THE CORPORATION” in accordance with the operating mechanism agreed upon in the INTEGRAL AGREEMENT OF COOPERATION BETWEEN THE BOLIVARIAN REPUBLIC OF VENEZUELA AND THE REPUBLIC OF ARGENTINA and its Annexes and amendments, executed by the Minister of Energy and Mines, Eng. Rafael Ramírez, in representation of the Bolivarian Republic of Venezuela and the Minister of Federal Planning, Public Investment and Services, Mr. Julio de Vido, in representation of the Republic of Argentina, on April 06, 2004.
CLAUSE FOURTH: OF THE FORM OF PAYMENT.
The payment by “THE MINISTRY” to “THE CORPORATION” shall be made through Debt Representative Securities (VRD) in US Dollars and payable in Argentinian Pesos at the current exchange rate for the effective day of payment, requested through PDVSA to the Central Bank of Argentina on behalf of “THE CORPORATION” and through the Bank of the Argentinian Nation, with payment under the following terms:

a)	Thirty percent (30%), that is to say, the amount of SIXTY NINE MILLION SEVEN HUNDRED FIFTY TWO THOUSAND SIX HUNDRED TWO DOLLARS OF THE UNITED STATES OF AMERICA AND SEVENTY THREE CENTS (US$.

Exhibit 10.12

69,752,602.73) that to the reference effects established in article 130 of the Law of the Central Bank of Venezuela is equivalent to the amount of FOUR HUNDRED THRITY NINE MILLION FOUR HUNDRED FOURTY ONE THOUSAND THREE HUNDRED NINETY SEVEN BOLIVARS AND TWENTY CENTS (Bs. 439,441,397.20) estimated at the official exchange rate fixed by the Central Bank of Venezuela at 6.30 Bs./U$, immediately after the execution of this Agreement, prior submission of Advance Bond accepted by “THE MINISTRY” as an advance. Said advance shall be paid in three parts in the following manner: a) 1st Payment, with VRD for an amount of TWENTY FOUR MILLION FOUR HUNDRED THIRTEEN THOUSAND FOUR HUNDRED TEN DOLLARS OF THE UNITED STATES OF AMERICA AND NINETY FIVE CENTS (USD. 24,413,410.95) that to the reference effects established in article 130 of the Law of the Central Bank of Venezuela is equivalent to the amount of ONE HUNDRED FIFTY THREE MILLION EIGHT HUNDRED FOUR THOUSAND FOUR HUNDRED EIGHTY EIGHT BOLIVARS AND NINETY NINE CENTS (Bs. 153.804.488,99) estimated at the official exchange rate fixed by the Central Bank of Venezuela at 6.30 Bs./U$, due on October 2015, b) 2nd Payment, with VRD for an amount of TWENTY TWO MILLION SIX HUNDRED SIXTY NINE THOUSAND FIVE HUNDRED NINETY FIVE DOLLARS OF THE UNITED STATES OF AMERICA AND EIGHTY NINE CENTS (US$. 22,669,595.89) that to the reference effects established in article 130 of the Law of the Central Bank of Venezuela is equivalent to the amount of ONE HUNDRED FORTY TWO MILLION EIGHT HUNDRED EIGHTEEN THOUSAND FOUR HUNDRED FIFTY FOUR BOLIVARS AND ELEVEN CENTS (Bs.142,818,454.11) estimated at the official exchange rate fixed by the Central Bank of Venezuela at 6.30 Bs./U$, with due in November 2015; and c) 3rd Payment, with VRD for an amount of TWENTY TWO MILLIONS SIX HUNDRED SIXTY NINE THOUSAND FIVE HUNDRED NINETY FIVE DOLLARS OF THE UNITED STATES OF AMERICA AND EIGHTY NINE CENTS (US$. 22,669,595.89) that to the reference effects established in article 130 of the Law of the Central Bank of Venezuela is equivalent

Exhibit 10.12

to the amount of ONE HUNDRED FORTY TWO MILLION EIGHT HUNDRED EIGHTEEN THOUSAND FOUR HUNDRED FIFTY FOUR BOLIVARS AND ELEVEN CENTS (Bs.142.818.454,11) estimated at the official exchange rate fixed by the Central Bank of Venezuela at 6.30 Bs./US$, due in December 2015. Likewise “THE CORPORATION” shall warranty to “THE MINISTRY” that the first shipment shall be made ninety (90) continuous days after this advance has been receipt and made into cash, unless there occur an Act of God or of Force Majore as per the agreed upon in Clause Fourteenth of this Agreement, date in which an Initiation Act shall be executed. Likewise, the preventive and corrective maintenance shall start on the day following after this advance has been receipt and made into cash, unless there occurs an Act of God or of Force Majore as per the agreed upon in the Clause Fourteenth of this Agreement, date in which an Initiation Act shall be executed.

b)	“THE MINISTRY” obliges itself to cancel, the remaining seventy percent (70%), by means of the following form:

•
For the SUPPLY OF DEVICES AND CONSUMABLES: the amount of ONE HUNDRED THIRTY TWO MILLION SEVEN HUNDRED THIRTY FOUR THOUSAND ONE HUNDRED THIRTY SEVEN DOLLARS OF THE UNITED STATES OF AMERICA AND THIRTY EIGHT CENTS (US$. 132,734,137.38) that to the reference effects established in article 130 of the Law of the Central Bank of Venezuela is equivalent to the amount of EIGHT HUNDRED THIRTY THREE MILLION TWO HUNDRED TWENTY FIVE THOUSAND SIXTY FIVE BOLIVARS AND FORTY NINE CENTS (Bs.833,225,065.49) estimated at the official exchange rate fixed by the Central Bank of Venezuela at 6.30 Bs./US$, through partial payments at the thirtieth (30th) continuous days as of the submission of deed of each shipment by “THE CORPORATION”.

•
For PREVENTIVE AND CORRECTIVE MAINTENANCE: the payments shall be made by means of every four month installments at fixed dates and of similar amounts, the result of the balance of 70%, that is to say, the amount of TWENTY ONE

Exhibit 10.12

MILLION THREE HUNDRED SIXTY THOUSAND DOLLARS OF THE UNITED STATES OF AMERICA AND FIFTY CENTS (US$.21,360,097.50) that to the reference effects established in article 130 of the Law of the Central Bank of Venezuela is equivalent to the amount of ONE HUNDRED THIRTY FOUR MILLIONS FIVE HUNDRED SIXTY EIGHT THOUSAND SIX HUNDRED FOURTEEN BOLIVARS AND TWENTY FIVE CENTS (Bs. 134,568,614.25) estimated at the official exchange rate fixed by the Central Bank of Venezuela at 6.30 Bs./U$, divided into nine portions, each one for the amount of TWO MILLION THREE HUNDRED SEVENTY THREE THOUSAND THREE HUNDRED FORTY FOUR DOLLARS OF THE UNITED STATES OF AMERICA (US$. 2,373,344.16) that to the reference effects established in article 130 of the Law of the Central Bank of Venezuela is equivalent to the amount of FOURTEEN MILLION NINE HUNDRED FIFTY TWO THOUSAND SIXTY EIGHT BOLIVARS AND TWENTY ONE CENTS (Bs. 14,952,068.21) estimated at the official exchange rate fixed by the Central Bank of Venezuela at 6.30 Bs./U$, for the lapse of 36 months (equivalent to three years). The payment of this installment must be made at the beginning of each four months lapse and be in cash within a period equal or less than 15 days.
“THE MINISTRY” shall perform with due diligence the proceedings that are necessary to order the payments to “THE CORPORATION” through the Trust Fund of the INTEGRAL CONVENTION OF COOPERATION BETWEEN THE BOLIVARIAN REPUBLIC OF VENEZUELA AND THE REPUBLIC OF ARGENTINA, within the terms herein above indicated, to be in compliance with the “Schedule of Physical and Financial Performance” that is an integral part of this Agreement and identified as “ANNEX E”.
CLAUSE FIFTH: OF THE SITES AND TERMS OF PERFORMANCE
“THE CORPORATION” shall provide to “THE MINISTRY” the devices, medical furniture, instruments, consumables and spare parts and the rendering of the preventive and corrective maintenance, object of this Agreement, in the following manner:

Exhibit 10.12

a) “THE CORPORATION” obliges itself to deliver: a) Medical Devices, Medical Furniture and Instruments to the Obstetrics and Neonatal Services of fifty two (52) Maternal and Infant Care Hospitals and of Major Complexity of the MPPS for the devices of item a) in a lapse of eighteen (18) months; (b) Consumables and spare parts for the devices of item a) in a lapse of three (03) years; c) Medical Devices and Medical Furniture for the Creation of eighty eight (88) Places of Intensive Care and 93 of Neonatal Intermediate Care in a lapse of eighteen (18) months; d) Consumables and spare parts for the Places of UTIN to be created in a lapse of three (03) years and e) Consumables and spare parts for 4,676 devices of the Phases I and II of the Convention installed in 52 Hospitals in a lapse of three (03) years, according to the amounts established in the “Schedule of Physical and Financial Performance” that is an integral part of this Agreement and it is named as “ANNEX E”.

b)
“THE CORPORATION” obliges itself to perform the Preventive and Corrective Maintenance to 4,676 devices acquired through Phases I and II of the Convention installed in 52 Hospitals in a lapse of three (03) years.

The training of the medical personnel, of nursing and electro medicine regarding the handling and maintenance of the devices acquired under this Agreement, shall be provided by “THE CORPORATION” and it shall made in the Hospitals identified in “ANNEX F” “List and Location of Hospitals”, where said devices shall be installed.
Likewise “THE CORPORATION” deposes to know the place and the conditions where the delivery of the devices shall be performed and the rendering of the service object of this Agreement and all the circumstances regarding these tasks, as well as the operational state and the need of maintenance that the devices object of this Agreement shall require, so that it is understood that this has been subscribed with total knowledge of all that have been mentioned and regarding the events that may arise, therefor it shall no be able to claim against any technical event, or errors, omissions or other causals that may be directly attributed to it.
CLAUSE SIXTH: OF THE TERM OF THE AGREEMENT
This Agreement shall have a term of 36 months (three years) as of the execution of the Act of Initiation which shall take place after the payment in cash of the Advance foreseen in the Clause

Exhibit 10.12

Fourth of this Agreement, thereby remaining in force until the effective compliance of the obligations assumed by “THE PARTIES”, being understood the object defined in Clause Second of this Agreement. At any rate, the term of effect may not exceed three (03) years as of the day of execution of this Agreement, being able to be extended with the prior written consent between THE PARTIES. To all effects and until the termination of this Agreement, the legal tender that shall rule thereof shall be Dollars of the United States of America.
CLAUSE SEVENTH: OF THE CONTROL AND FOLLOW UP
The control and follow up of this Agreement, on behalf of “THE MINISTRY”, shall be performed by the Office of the Vice Minister of Hospitals, which shall design the mechanism needed for the performance, control and follow up of this Agreement, once the same has been subscribed.
PARAGRAPH FIRST: “THE MINISTRY” shall fix each six (06) months, a date so that THE PARTIES, may proceed to the assessment of the performance of this Agreement.
CLAUSE EIGHTH: GENERAL CONDITIONS

a)
“THE CORPORATION” must set up in the city of Caracas of the Bolivarian Republic of Venezuela, a team of personnel by its own or subcontracted sufficient in number and expert in basic and specialized Preventive and Corrective Maintenance, that shall warranty the compliance of the object of this Agreement established in Clause Second thereof; likewise, it shall have an office in which all requests, requirements and reports made by “THE MINISTRY” are managed.

b)
The medical devices, clinical furniture, instruments, consumables and spare parts provided by “THE CORPORATION” shall be stored in a Warehouse, located under the custody, control, responsibility, handling and disposition of thereof, and “THE MINISTRY” shall have access to perform audits thereof, from the Initial Inventory Registry until its final distribution.

c)
“THE CORPORATION” shall provide to “THE MINISTRY” and for a period of three (03) years a warranty over the medical devices and the medical furniture acquired through this Agreement, against any defect in manufacturing, as of the date of its arrival to the warehouses designated by “THE CORPORATION”. During the period of warranty before

Exhibit 10.12

mentioned, the devices shall haven a cover of “Preventive Maintenance” with a four-month frequency performance and of “Corrective Maintenance” each time it is requested by “THE MINISTRY”. The following are excluded from the maintenance: accessories and consumables, Laryngoscopes, Pressure Meters, Stethoscopes, Bilirubin Meters, Surgical Instruments, Couches, ORL Devices, Densitometers, Swan Neck Lamps, Weight-Size, Manual Resuscitator and Medical Furniture. Are excluded of the warranty and the maintenance the elimination of failures caused by malfunctioning in the external circuits, reckless or improper use, negligence, causals of Force Majore or fortuitous accidents, such as fire, flooding, collisions, earthquakes, amongst others, or those caused by individuals not authorized by “THE CORPORATION” or by its technical representative.

d)
The whole preventive and corrective maintenance, performed by “THE CORPORATION”, in order to comply with the services that are the object of this Agreement, contained in Clause second, must be performed under the national safety industrial regulations, normal conditions of installation and with the qualified personnel in order to warranty a proper and efficient service and not to put at risk the useful life of the devices object of this Agreement, under to the services rendered by “THE CORPORATION”.

e)
“THE CORPORATION” must accept and allow the presence of the authorized officials of “THE MINISTRY”, in order to perform the due control and follow up regarding all the preventive and correctives maintenances that are mentioned in Clause second of this Agreement, allowing these officials to be integrate with the work team of qualified personnel and experts in Maintenance that represents “THE CORPORATION”, not being indispensable for “THE CORPORATION” the presence and participation referred to of the authorized officials of the “THE MINISTRY” in the execution of preventive and corrective maintenances object of this Agreement. “THE CORPORATION” during the performance of this Agreement and without any exception, shall be responsible for said maintenance; it shall not be responsible for the expenses for transport, allowances, extra

Exhibit 10.12

time nor any other salary or extra-salary item to which the authorized officials of “THE MINISTRY” that are present during the preventive and corrective maintenances may be entitled, being the expenses for such as items on behalf exclusively of “THE MINISTRY”.

f)
All the actions described before shall be explicitly indicated in a Work Order that shall be part of the “Log”, which shall be properly approved by the Head of the Service, Head of Maintenance and Director of the Hospital.

CLAUSE NINTH: OF THE INTUITO PERSONAE NATURE OF THE AGREEMENT
This Agreement shall be deem made “intuito personae”, so that as a consequence, the obligations that arise thereof, should not be assigned or transferred, in any form, neither total, nor partially, without the express and written consent of THE PARTIES that execute it. That, without prejudice of the sub agreements that “THE CORPORATION” may subscribe and regarding which it shall feature the absolute responsibility for the quality and timing of the tasks, not being able to allege any excuse before “THE MINISTRY” for its eventual breaches thereof.
CLAUSE TENTH: OBLIGATIONS ON BEHALF OF “THE CORPORATION”:
The obligations of “THE CORPORATION” which are detailed hereinafter, without prejudice of the other matters foreseen in this Agreement and its Annexes. “THE CORPORATION” obliges itself to:
a) Ensure the effective compliance of the object agreed upon in this Agreement, in the opportunity and conditions set forth for that.

b)
It obliges itself to notify “THE MINISTRY”, ten (10) days before the arrival of the devices object of this Agreement in the form of the “Bill of Landing” including: Lists of packages and the original Invoice in two samples, being important to highlight that a sample must say “VALID ONLY FOR CUSTOM EFFECTS”.

c)
It obliges itself to made the delivery of the devices object of this Agreement in the Dates and Amounts, that are in agreement with the specifications contained in the “Schedule of Physical and Financial Performance” identified as ANNEX “E”, to the Hospitals” identified in “ANNEX F” “List and Location of the Hospitals”, which is an integral part of this Agreement.

Exhibit 10.12

d)
“THE CORPORATION” shall delivery the devices in a proper packaging that ought to warranty the conservation of thereof during the air or sea transportation to Maiquetía International Airport and/or La Guaira Sea Port.

e)
“THE CORPORATION” shall warranty in the Hospitals of “THE MINISTRY” the transport, installation and start up of the device, the training of the medical personnel, nursing and electro medicine of “THE MINISTRY” regarding the handling and conservation of the devices by the qualified technical personnel at the conclusion of the installation, the technical service during the period of warranty and the preventive and corrective maintenance in accordance with the provisions set forth in this agreement.

f)
“THE CORPORATION” obliges itself to warranty the delivery of the technical information needed for the use and maintenance of the devices, the operating manuals of the devices in Spanish language, as well as, the supply of parts and spare parts to perform the technical service by the technical personnel of “THE CORPORATION”.

g)	It shall allow “THE MINISTRY” to perform the inspections that it shall may deem necessary in order to verify the scope of the performance of the Agreement.

h)
Designate a Technical Representative within the seven (07) days as of the execution of this Agreement, who shall represent it in all the matters inherent to the execution thereof, being required the notification of such designation to the Office of the Vice Minister of Hospitals of “THE MINISTRY”.

i)
Train the medical personnel, nursing and electro medicine of the Hospitals identified in “ANNEX F”, regarding the handling and conservation of the devices acquired under this Agreement. Should the operative personnel qualified during the training be removed and/or replaced, “THE MINISTRY” should notify “THE CORPORATION” so that a new training and qualification be performed of the operative personnel, at least during the period of warranty established.

j)	Perform the Corrective Maintenance whenever necessary and immediately, prior written notice of the failure of (the) equipment by the Head of the Service of Obstetrics or

Exhibit 10.12

Neonatology and the Director of the Hospital, to the Office of the Vice Minister of Hospitals and to “THE CORPORATION”.

k)
Be responsible for the storing, conservation, distribution and placement of the consumables, medical devices, clinical furniture, instruments, consumables and spare parts, in the territory of the Bolivarian Republic of Venezuela as per the guidelines issued by “the Ministry” in this agreement, according to Clause Eighth, Literal b.

l)
To assume the responsibility for the damages and harm that it may cause to “THE MINISTRY”, the unjustified delay in the distribution of the consumables and spare parts in the performance of the preventive and corrective maintenance. Should a Corrective Maintenance be needed by any of the devices object of this Agreement, “THE CORPORATION” shall answer within a lapse not greater than five (5) working days, during the lapse that the Warranty of Maintenance is in force, that is to say, a lapse of three (03) years as of its installation and start up.

m)
“THE CORPORATION” obliges itself as of the performance of this Agreement to submit to the Office of the Vice Minister of Hospitals two (2) four-month reports: 1) Regarding the delivery of medical Devices, medical furniture, instruments, consumables and spare parts, as well as, the maintenance performed; and 2) Regarding the consumables and spare parts delivered and the maintenance performed to Phases I and Phases II installed base. Both reports must include: “Act of Delivery, “Act of Installation” and “Record of Maintenance”, executed by the Head of the Service of Obstetrics or Neonatology, Head of Maintenance and Director of the Hospital.

CLAUSE ELEVENTH: OBLIGATIONS OF “THE MINISTRY”
Are obligations of “THE MINISTRY” those detailed hereinafter, without prejudice of the other matters foreseen in this Agreement and its Annexes. “THE MINISTRY” obliges itself to:

a)
“THE MINISTRY” shall maintain the devices, object of this Agreement in proper conditions of maintenance as per the technical specifications and special requirements established for each one of the devices, in order to warranty the quality of thereof.

b)	“THE MINISTRY” shall pay the price of this Agreement in the manner agreed upon.

Exhibit 10.12

c)	“THE MINISTRY” convenes itself to notify “THE CORPORATION” of the reception of the documentation, as well as of the devices once they have been received.

d)
“THE MINISTRY” obliges itself to designate a Technical Representative within seven (07) days of the subscription of this Agreement, who shall represent it in all the matters inherent to the execution thereof.

e)
“THE MINISTRY” obliges itself to facilitate the personnel of “THE CORPORATION” the access to the (the) equipment object of this Agreement, during the period thereof in order to perform timely and without restrains the Services of Preventive and Corrective Maintenance. It also must assure the access of the personnel of “THE CORPORATION” to the information of the device (technical and service documentation) and to the premises that “THE CORPORATION” needs to be able to properly perform the corresponding tasks in each case related with the object of this Agreement, thereby complying with the norms that shall be set forth each one of the Hospitals where the Services are located and the devices are sited.

f)
“THE MINISTRY” obliges itself to immediately notify “THE CORPORATION”, by writing, through the Head of the Service of Obstetrics or Neonatology and the Director of the Hospital, the failure or deficiency that be present in the operability of (the) equipment, and shall refrain itself from using it (s) until such situation be resolved.

g)
“THE MINISTRY” obliges itself to demand “THE CORPORATION” the performance of the Corrective Maintenance all the time, whenever necessary and immediately, prior written notice to “THE CORPORATION”, by the Head of the Service of Obstetrics or Neonatology and the Director of the respective Hospital, of the failure in the (the) equipment.

CLAUSE TWELFTH OF THE BONDS AND WARRANTIES
“THE CORPORATION” shall submit to “THE MINISTRY”, the bonds duly authenticated that are indicated hereinafter, which must be constituted by “THE CORPORATION” and submitted for the moment of the execution of this Agreement, being on behalf of “THE CORPORATION” the attainment and expenses of said warranties:

Exhibit 10.12

a)
FAITHFUL EXECUTION BOND: A Faithful Execution Bond granted by a Banking Institution or Insurance Company domiciled in the Bolivarian Republic of Venezuela, registered with the General Superintendence of Insurance Companies, for an amount equal to TWENTY PERCENT (20%) of the total amount of the Agreement equivalent to the amount of FORTY SIX MILLION FIVE HUNDRED ONE THOUSAND SEVEN HUNDRED THIRTY FIVE DOLLARS OF THE UNITED STATES OF AMERICA WITH FIFTEEN CENTS (US$ 46,501,735.15) that to the reference effects established in article 130 of the Law of the Central Bank of Venezuela is equivalent to the amount of TWO HUNDRED NINETY TWO MILLION NINE HUNDRED SIXTY THOUSAND NINE HUNDRED THIRTY ONE BOLIVARS AND FOURTY FIVE CENTS (Bs. 292.960.931,45) estimated at the official exchange rate fixed by the Central Bank of Venezuela at 6.30 Bs./US$; in order to warranty the faithful compliance of all the obligations that are derived from this contractual written deed. Said bond shall be in effect as of the execution of this Agreement and shall remain in force until “THE MINISTRY” grants the release of the faithful compliance.

b)
ADVANCE BOND: An Advance Bond granted by a Banking Institution or Insurance Company domiciled in the Bolivarian Republic of Venezuela, for one hundred percent (100%) of the total amount of the advance payment of this Agreement, that is to say the amount of SIXTY NINE MILLION SEVEN HUNDRED FIFTY TWO THOUSAND SIX HUNDRED TWO DOLLARS OF THE UNITED STATES OF AMERICA AND SEVENTY THREE CENTS (US$. 69,752,602.73) that to the reference effects established in article 130 of the Law of the Central Bank of Venezuela is equivalent to the amount of FOUR HUNDRED THRITY NINE MILLION FOUR HUNDRED FOURTY ONE THOUSAND THREE HUNDRED NINETY SEVEN BOLIVARS AND TWENTY CENTS (Bs. 439,441,397.20) estimated at the official exchange rate fixed by the Central Bank of Venezuela at 6.30 Bs./US$.

This bond shall warranty to “THE MINISTRY” the devolution of the amount that as an advance payment has been paid to “THE CORPORATION” in order to initiate the tasks object of this

Exhibit 10.12

Agreement. It shall be in effect as of the date when “THE CORPORATION” received said advance payment and shall remain in force until the total reimbursement has been made, through the deductions of the percentage of amortization established in this Agreement, of each invoice cancelled to “THE CORPORATION”, and shall be executed in case “THE CORPORATION” breaches the provisions in this Agreement and for the non-amortized amount.
SPECIAL WARRANTIES

A.
Warranties of Operation: THE CORPORATION shall submit to “THE MINISTRY” the Warranty of Operation of each one of the devices described in the Annexes “A1” and “B1” mentioned in Clause Second of this Agreement, effectively installed. Said Warranty shall be in effect for three (03) years for the devices provided by “THE CORPORATION”, in accordance with the provisions in Clause Eighth, literal c.

B.
Warranties of Maintenance: THE CORPORATION shall warranty to the MINISTRY, by means of this written deed, the preventive and corrective maintenance including the supply of spare parts of each one of the devices mentioned in the Annexes “A1”, “B1” and the devices corresponding to Annex “C”. Said Warranty shall be in effect for three (03) years; In case of necessity, THE PARTIES may agree with one hundred eighty (180) days of anticipation as of the expiration of this warranty the extension for said maintenance.

CLAUSE THIRTEENTH: OF THE COMMUNICATIONS BETWEEN THE PARTIES
THE PARTIES:

a)
The communications inherent to the performance, evaluation, control and follow up, shall be made between the technical representatives of “THE PARTIES”, these shall be valid if signed and sealed by such as representative, and they shall be issued in correlative form with the following initials:

•	MPPS-CMPC-(continuous numbering)/year correspondence issued by “THE MINISTRY”.

•	MEDIX-CMPC-(continuous numbering)/year correspondence issued by “THE CORPORATION”.

Exhibit 10.12

b)
Communication for Preventive Maintenance: The Preventive Maintenance of the devices, as long as not Acts of God or force majore should occur, shall be performed as per the “Schedule of Performance Physical and Financial”, contained in the Annex identified as “ANNEX E”, which is an integral part of this Agreement. Regarding this Maintenance, it shall be performed during working days and hours, from Monday thru Friday, during the time of 8:30 AM to 5:30 PM, prior notification to the Head of the respective Service of Obstetrics or Neonatology in order not to cause long interruptions in the service of the patients.

c)
Communication for Corrective Maintenance: It shall be performed whenever necessary and immediately in a lapse not greater than five (05) days, when failure of any of the devices object of this Agreement shall occur. The petition for the technical service by “THE MINISTRY”, shall be made exclusively to the center of reception of claims designated by “THE CORPORATION” and through the system set forth by “THE CORPORATION” for such purpose.

CLAUSE FOURTEENTH: FORTUITOUS EVENTS OR OF FORCE MAJORE.
The total breach or delay in the compliance of any of the obligations agreed upon in this Agreement, shall not be deem as a breach or violation thereof, should such compliance or delay is the result of a fortuitous events or of Force Majore not attributable to “THE PARTIES”, being considered as such, those circumstances or events and their consequences that are beyond the control of “THE PARTIES” that have arisen as of the effective date of this Agreement and that may prevent any of “THE PARTIES”, to comply with their obligations, such as: war, insurrection, mutinies, prohibition of import, forced reduction of work force, natural catastrophes, fires not caused by the hand of man, flooding and epidemics. In this sense, “THE PARTIES” expressly convene that shall be deem as special fortuitous events, as well as causals also special of Force Majore, the so called Facts of the Prince or of the Sovereign, accidents of any nature which responsibility be distinct to contracting “THE PARTIES”, the eventual modifications of the monetary, exchange regime, and/or of the financial entities regimen of the Bolivarian Republic of Venezuela and/or of the Republic of Argentina that may hinder this Agreement, and/or the

Exhibit 10.12

conditions of the execution of operations of international trade, such as prohibition, impossibility or limitation of: imports, exports, access to foreign tender for acquisitions and payments to third parts, also in a express manner “THE PARTIES” convene that shall be deem as special fortuitous events, as well as special causes of Force Majore, those fluctuations greater than five percent (5%) between the current exchange rate as of the effective date of the payment of the VRD in Argentinian Pesos and the current exchange rate for the payments that “THE CORPORATION” must made in foreign tender, that may affect the economic equilibrium of “THE CORPORATION”, and/or the economic equilibrium of this Agreement.
PARAGRAPH FIRST: In the occurrence of any of the premises hereto considered as fortuitous events or of Force Majore, “THE PARTIES” may by mutual agreement and through the mechanisms foreseen for the amendment of the Agreement, to renegotiate the terms and conditions that rule the term and execution thereof.
PARAGRAPH SECOND: For the fortuitous events or of Force Majore provided in this Clause be used as exoneration of responsibility of “THE MINISTRY” or of “THE CORPORATION” it shall be indispensable that the Part that allege the Acts of God or of Force Majore, communicate to the other within a lapse of five (05) days following as of the date when such event occurred and to proved it within a lapse of fifteen (15) working days following the notification, as well as the expression of conformity by “THE MINISTRY” or of “THE CORPORATION” regarding the alleged facts.
PARAGRAPH THIRD: Once the Acts of God or of Force Majore that result in a delay in the compliance of the Agreement, the duration foreseen for the execution thereof shall be extended in the same number of days of delay.
PARAGRAPH FOURTH: Once the Acts of God or Force Majore has ceased “THE CORPORATION” shall continue with the performance of the Agreement.
CLAUSE FIFTEENTH: CONFIDENTIALITY
“THE PARTIES” oblige themselves to handle in confidence and not to reproduce, divulge, disperse, transfer or publish, without the mutual consent of both parties, the information to which they shall have access and the materials that have reciprocally delivered in the course of the

Exhibit 10.12

compliance of this Agreement. The obligations adopted by “THE PARTIES”, associated with the confidentiality, shall not prescribe with time, thus the effects of all the conditions of confidentiality, shall remain in force even after the tasks provided by this Agreement have been concluded, except for the adoption of express written provisions to the contrary.
CLAUSE SIXTEENTH: BREACH BY THE PARTIES.
In case of non-fulfillment by “THE CORPORATION”, of its corresponding obligations of the execution of this Agreement, “THE MINISTRY” shall be able to stop the payment and demand the reimbursement of the amounts paid out and not executed to the date, should the case be.
In case of the non-fulfillment by “THE MINISTRY” of its corresponding obligations as to the execution of this Agreement, “THE CORPORATION” shall be able to stop the supply to “THE MINISTRY”, and collect the outstanding balance of payment.
CLAUSE SEVENTEETH: OF THE TERMINATION OF THE AGREEMENT
THE PARTIES may early terminate and with full rights this Agreement for the causals foreseen in the current Legal Framework and specially for those indicated hereinafter:
“THE MINISTRY” MAY UNILATERALLY TERMINATE this Agreement in the following circumstances:

a)	In case that “THE CORPORATION” furnish false, alter, forged documentation in order to petition before “THE MINISTRY” extensions, acknowledgments, claims, and payments, amongst others.

b)
In case that “THE CORPORATION” agrees the dissolution or liquidation of its corporation, request to be declared legally in state of arrears or bankruptcy, or whenever any of these circumstances has been legally decreed.

c)
For breach or contravention of the obligations stipulated within this Agreement on behalf of “THE CORPORATION” for causals that may be attributable and prior a proven and sufficient intimation by “THE MINISTRY”.

However, said rescission does not exempt “THE PARTIES” of the pending and indispensable actions of performance, and of making the payments for the complied obligations, which shall follow their course, unless otherwise provided by “THE PARTIES”.

Exhibit 10.12

PARAGRAPH SOLE: EARLY TERMINATION BY MUTUAL AGREEMENT.
“THE PARTIES” by mutual agreement may convene the early termination of part or the totality of the contractual relation, in any moment during the execution thereof, for which the corresponding Act must be drawn up, in which it should be clearly specified that they own nothing to each other for any item related to this Agreement.
CLAUSE EIGHTEENTH: OBLIGATION FOR WORK REGULATION
By virtue of this Agreement “THE MINISTRY” shall not assume any liability in work regulation in relation to the personnel of “THE CORPORATION”. All the expenses of wages and salaries, transport of personnel, social provisions, social security and any other related to the current labor regulation shall be on the head and of the exclusive responsibility of “THE CORPORATION” which shall consider itself at all time as an independent contractor, that does not act directly nor indirectly as and agent, dependent or employee of “THE MINISTRY” nor it shall assume any obligation or liability on its behalf.
CLAUSE NINETEENTH: OF THE AMENDMENT OF THE AGREEMENT
“THE PARTIES” may amend by mutual consent this Agreement, which shall be made through a complementary ADDENDUM subscribed by “THE PARTIES”, thereby complying with the corresponding formalities.
CLAUSE TWENTIEFTH: NOTIFICATION
All notifications or correspondences that the Parties must send to the other in relation with the performance of this Agreement, shall be by writing and the notification shall be deem made and the correspondence received, as of the date printed as received, in the copy returned as acknowledge of receipt. For the respective notifications the Parties have designated as their domiciles the following:
“THE MINISTRY”, Edificio Sur Centro Simón Bolívar, Portal Municipal, Piso 8, Oficina 825. Bolivarian County of Libertador of the Capital District. Caracas.
“THE CORPORATION”, XXXXXXXXXXXXXX, Argentina.
CLAUSE TWENTY-FIRST: DOMICILE AND JURISDICTION

Exhibit 10.12

“THE PARTIES” convene that all aspects relative to the interpretation, application, performance and compliance of this Agreement, shall be ruled by the Laws of the Bolivarian Republic of Venezuela and the have chosen the City of Caracas as their special domicile for such effects to those established in the foregoing Clause.
CLAUSE TWENTY-SECOND: CONTRACTUAL DEEDS
The following documents are integral part of this Agreement:

•
Annex “A1”: Equipment: Medical Devices and Medical Furniture required by the Obstetrics and Neonatal Services of the Maternal and Infant Care Hospitals and of Major Complexity of the MPPS (52 Hospitals).

•	Annex “A2”: Offer: Medical Devices and Medical Furniture required by the Obstetrics and Neonatal Services of the Maternal and Infant Care Hospitals and of Major Complexity of the MPPS (52 Hospitals).

•	Annex “A3”: Consumables for three (03) years: Consumables Required for three (03) years, Maternal and Infant Care Hospitals of Major Complexity.

•	Annex “B.1”: Equipment: Equipment Required for the Creation of eighty-eight (88) Places of Intensive Care and 93 of Neonatal Intermediate Care.

•	Annex “B.2”: Offer: Equipment Required for the Creation of eighty-eight (88) Places of Intensive Care and 93 of Neonatal Intermediate Care.

•	Annex “B.3”: Consumables for three (03) years: Consumables Required for three (03) years, Places UTIN.

•
Annex “C”: Maintenance for three (03) years: Preventive and Corrective Maintenance of Medical Devices of the Obstetrics and Neonatal Services of the Maternal and Infant Care Hospitals and of Major Complexity of the MPPS.

•	Annex “D”: Consumables for three (03) years: Consumables Required for three (03) years, for (52) Hospitals of Phases I and II Installed Base.

•	Annex “E”: Schedule of Performance Physical and Financial.

•	Annex “F”: List of the Hospitals where the Devices shall be installed thereby indicating their location.

Exhibit 10.12

•
Annex “G”: List of medical devices for the agreement of preventive and corrective maintenance in the Obstetrics and Neonatal Services of the Maternal and Infant Care Hospitals and of Major Complexity of the MPPS. Argentina Venezuela Convention.

Four (04) counterparts of the same tenor and to one purpose are executed, in the city of Caracas, County Libertador of the Capital District, on the ___________________ (___) day of the month of ________________ of 2015.

For “THE MINISTRY” _________________________ HENRY VENTURA MORENO Minister of the People´s Power for Health.	For “THE CORPORATION” ____________________________ OSVALDO MARIO ASO Proxy MEDIX INDUSTRIAL Y COMERCIAL SOCIEDAD ANÓNIMA (MEDIX I.C.S.A).